Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David D. Campbell, Neal V. Fenwick, and Thomas P. O’Neill, Jr. and each of them, as his true and lawful attorneys-in-fact and agents, with power to act with or without the others and with full power of substitution and re-substitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents and each of them may deem necessary or desirable to enable the registrant to comply with the U.S. Securities and Exchange Act of 1934, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the registrant and the name of the undersigned, individually and in his capacity as a director or officer of the registrant, to the Annual Report as filed with the U.S. Securities and Exchange Commission, to any and all amendments thereto, and to any and all instruments or documents filed as part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall so or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David D. Campbell David D. Campbell	Chairman of the Board and Chief Executive Officer (principal executive officer)	March 22, 2006

/s/ Neal V. Fenwick Neal V. Fenwick	Executive Vice President and Chief Financial Officer (principal financial officer)	March 22, 2006

/s/ Thomas P. O’Neill, Jr. Thomas P. O’Neill, Jr.	Vice President, Finance and Accounting (principal accounting officer)	March 22, 2006

/s/ George V. Bayly George V. Bayly	Director	March 1, 2006

/s/ Dr. Patricia O. Ewers Dr. Patricia O. Ewers	Director	March 1, 2006

/s/ G. Thomas Hargrove G. Thomas Hargrove	Director	March 1, 2006

/s/ Robert J. Keller Robert J. Keller	Director	March 1, 2006

/s/ Pierre E. Leroy Pierre E. Leroy	Director	March 1, 2006

/s/ Gordon R. Lohman Gordon R. Lohman	Director	March 1, 2006

/s/ Forrest M. Schneider Forrest M. Schneider	Director	March 1, 2006

/s/ Norman H. Wesley Norman H. Wesley	Director	March 1, 2006